Exhibit 10.13(g)
FIFTH AMENDMENT TO THE
UNITED STATES CELLULAR CORPORATION
EXECUTIVE DEFERRED COMPENSATION INTEREST ACCOUNT PLAN

WHEREAS, United States Cellular Corporation (the "Corporation") has adopted and maintains the United States Cellular Corporation Executive Deferred Compensation Interest Account Plan (Amended and Restated Effective January 1, 2008), as amended (the "Plan"), for the benefit of its officers and directors;

WHEREAS, pursuant to Section 8.1 of the Plan, the Senior Vice President-Chief Human Resources Officer of the Corporation may amend the Plan at any time and for any reason; and

WHEREAS, the Senior Vice President-Chief Human Resources Officer desires to amend the Plan to permit distribution in the form of annual installments.

NOW, THEREFORE, BE IT RESOLVED, that effective for deferrals of compensation earned on or after January 1, 2018, the Plan hereby is amended as follows:

1.Section 3.3(a) hereby is amended in its entirety to read as follows:

(a)In General. In the event a Participant has elected to defer amounts for a Plan Year pursuant to Section 3.2, such Participant shall elect, utilizing the Election Form for such Plan Year, a Payment Date and a form of payment for the portion of his or her Deferred Compensation Account attributable to such Plan Year. The Participant may elect as a Payment Date either (i) the date of the Participant's Separation from Service or (ii) any specified date which is one or more years after the first day of the Plan Year for which the deferral election is effective. The Participant shall elect as a form of payment for receiving his or her Deferred Compensation Account either (a) a lump sum, (b) quarterly installments (not to exceed 20 installments) or (c) annual installments (not to exceed 5 installments). If an individual who has elected to participate in the Plan for a Plan Year fails, prior to the end of the election period described in Section 3.2, to make a valid election as to the Payment Date for his or her Deferred Compensation Account for such year, the Participant shall be deemed to have elected payment upon Separation from Service. If such an individual fails, prior to the end of such period, to make a valid election as to the form of payment for his or her Deferred Compensation Account for such year, the Participant shall be deemed to have elected payment in a lump sum.

2.Section 5.4 hereby is amended in its entirety to read as follows:

Timing of Distribution Upon Occurrence of Distribution Event. If a Participant elected distribution of his or her Deferred Compensation Account in the form of a lump sum, the Deferred Compensation Account shall be paid at the time determined by the Company within sixty (60) days after the occurrence of the event causing such account to be payable (Separation from Service, the Payment Date or the Participant's Disability, as applicable). If a Participant elected distribution of his or her Deferred Compensation Account in the form of installments, payment of the Deferred Compensation Account shall commence with the fifteenth day of the first month of the calendar quarter following the calendar quarter of the occurrence of the event causing such account to be payable. In the case of quarterly installments, installments then will be paid on the fifteenth day of the first month of each succeeding calendar quarter until the entire Deferred Compensation Account (which includes interest earned during the installment period) has been paid. In the case of annual installments, installments then will be paid on each succeeding January 15th until the entire Deferred Compensation Account (which includes interest earned during the installment period) has been paid. For purposes of section 409A of the Code, the entitlement to a series of installment payments under the Plan shall be treated as the entitlement to a single payment as of the date the first installment is scheduled to be paid.

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IN WITNESS WHEREOF, the undersigned has executed this Fifth Amendment as of this 17th day of November, 2017.

/s/ Deirdre C. Drake
Deirdre C. Drake
Senior Vice President-Chief Human Resources Officer